Exhibit 99.1

FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS

CERTIFICATES ISSUED BY

GYRODYNE COMPANY OF AMERICA, INC.

This form, or one substantially equivalent hereto, must be used to exercise the non-transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) of Gyrodyne Company of America, Inc. (the “Company”) described and provided for in the prospectus for the Rights Offering (a copy of which accompanies this form) (the “Prospectus”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to Computershare Trust Company, N.A., the subscription agent for the Rights Offering (the “Subscription Agent”), prior to 5:00 p.m., New York City time, on June __, 2015, unless extended by the Company (the “Expiration Date”). This form must be delivered by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See “Questions and Answers Relating to the Rights Offering – How do I exercise my subscription rights?” in the Prospectus.

Payment of the subscription price of $2.75 per share (the “Subscription Price”) for each share of the Company’s common stock, par value $1.00 per share (the “Common Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures hereof.

All deliveries must be addressed to the Subscription Agent, as follows:

By Mail:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Delivery of this instrument to an address other than as set forth above does not constitute valid delivery.

You may obtain additional information regarding the Rights Offering from the Information Agent, MacKenzie Partners, Inc., by calling 800-322-2885.

Ladies and Gentlemen:

The undersigned represents that the undersigned is the holder of the Rights Certificate(s) representing Right(s) and that the Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is acknowledged by execution of this form, the undersigned elects to exercise (i) the Basic Subscription Rights to subscribe for                                  shares of Common Stock and (ii) the Over-Subscription Privilege, if applicable, to subscribe for                                  shares of Common Stock, subject to adjustment for fractional shares, availability, allocation and the limitations and conditions described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $2.75 for each share of Common Stock subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Privilege must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of:

$                                  either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

OR

☐

has been delivered separately to the Subscription Agent personal check drawn on a U.S. bank payable to “Computershare Trust Company, N.A.” (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by 5:00 p.m., New York City time, on the Expiration Date.

See “Method of Subscription—Exercise of Rights” in the Instructions for Use of Gyrodyne Company of America, Inc. Subscription Rights Certificate for further information on the method of payment.

Date of check:

Check:

Bank on which check is drawn:

Signature(s):	Address:

Name(s):

(Area code and Telephone Number(s))

Computershare Account Number:

GUARANTEE OF DELIVERY
(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
(Authorized Signature)

(Name of Firm)

(Address)

(Area code and Tel. No.)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above and in the Prospectus. Failure to do so could result in a financial loss to such institution.